                                                                    EXHIBIT 10.3


                              PURCHASE AGREEMENT

     This Purchase Agreement is made and entered into as of this 1st day of December, 1995, by and between THE SERVICEMASTER COMPANY, a Delaware limited partnership with its principal place of business in Downers Grove, Illinois ("ServiceMaster"), and BRIGHT HORIZONS CHILDREN'S CENTERS, INC., a Delaware corporation with its principal place of business in Cambridge, Massachusetts ("Bright Horizons").

     RECITALS:

          A. ServiceMaster Child Care Services, Inc., a Delaware corporation with its principal place of business in Downers Grove, Illinois ("GreenTree"), is engaged in the business of providing child care services under the name "GreenTree Child Care";

          B. ServiceMaster owns all of the issued and outstanding shares of capital stock of GreenTree;

          C. ServiceMaster is the lessee under certain real property leases for facilities used by GreenTree in its Child Care Business (the "ServiceMaster Leases");

          D. ServiceMaster is a party to certain management agreements pursuant to which GreenTree provides child care management services (the "ServiceMaster Service Agreements");

          E. The ServiceMaster Leases and the ServiceMaster Service Agreement are collectively referred to herein as the "ServiceMaster Contracts"; and

          F. ServiceMaster desires to sell to Bright Horizons, and Bright Horizons desires to purchase from ServiceMaster, subject to the terms and conditions set forth herein, all of the ServiceMaster Contracts and all of such shares.

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein and in the Exhibits and the Schedules hereto, the parties agree as follows:

2.   DEFINITIONS

     In this Agreement (as hereinafter defined), the following terms and expressions shall have the indicated meanings (such meanings to be equally applicable to the singular and plural forms of such words and expressions):

     "Accounting Principles" shall mean the accounting principles that have been previously consistently applied by GreenTree, such principles being in accordance with United States generally accepted accounting principles except as otherwise stated in Schedule 2-1.

     "Agreement" means this Purchase Agreement, including all schedules and exhibits hereto.

     "Child Care Business" means the business of providing child care services.

     "Closing" means the closing of the sale and the purchase of the Shares in accordance with Section 4 hereof.

     "Closing Balance Sheet" shall have the meaning set forth in Section 7.7(c).

     "Closing Date" means December 6, 1995 or such other date to which the parties may agree in writing.

     "Confidential Information" means any and all information of any kind or nature whatsoever, whether written or oral, including, without limitation, financial information, trade secrets, client, customer or supplier lists and other proprietary business information regarding Bright Horizons, ServiceMaster or GreenTree, which information is not known to the general public or to persons unaffiliated with Bright Horizons, ServiceMaster or GreenTree, as the case may be.

     "Employment and Pension Agreements" shall have the meaning set forth in
Section 7.24.

     "Financial Statements for 1994" means, collectively, the balance sheet and profit and loss account of GreenTree as of December 31, 1994, prepared in accordance with the Accounting Principles consistently applied and audited by the external auditors of ServiceMaster as part of their audit of the financial statements of ServiceMaster Limited Partnership for the year ended December 31, 1994.

     "Indemnifiable Losses" shall have the meaning set forth in Section 12.4(a).

     "Intellectual Property" shall have the meaning set forth in Section
7.16(b).

     "Key Employees" means the persons listed in Schedule 2-2.
                                                 -------------

     "Liens" means any lien, security interest, charge, mortgage or other similar claims or rights of third parties.

     "Losses" shall have the meaning set forth in Section 12.4(a).

     "Material Adverse Effect" means a material adverse effect on the business, prospects, operations, financial or other condition of GreenTree, taken as a whole.

     "Most Recent Interim Financial Statements" means, collectively, the unaudited balance sheet and profit and loss account of GreenTree (together with the notes thereto), as of October 31, 1995 prepared in accordance with the Accounting Principles, and certified by ServiceMaster's chief financial officer (whose certification may include the next sentence of this paragraph). The Most Recent Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

     "Nominal Losses" shall have the meaning set forth in Section 13.4(a).

     "Note" shall have the meaning set forth in Section 3.2

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

     "Personal Property" means all items of property, assets and equipment owned or used by GreenTree, including, without limitation, inventory, office equipment and all other types of equipment used in the conduct of the business of GreenTree.

     "Purchase Price" shall have the meaning set forth in Section 3.2.

     "Purchase Price Allocation" means the allocation of the Purchase Price as set forth in Exhibit A-1.

     "Shares" means the 1,000 shares of common stock, par value $0.01 per share, of GreenTree.

     "Tax" and "Taxes" mean any federal, state or local: income tax; gross receipts tax; license fee or tax; payroll tax; employment tax; excise tax; value added tax; severance tax; stamp tax; occupation tax; capital stock tax; franchise tax; profits tax; withholding tax; social security tax; unemployment tax; disability tax; real or personal property tax; sales or use tax; transfer registration fee or tax; alternative or add-on minimum tax; or any other tax of any kind whatsoever. The term includes any interest, penalty or addition to a base amount.

     "Warrant" shall have the meaning set forth in Section 3.3.

     "Working Capital Adjustment" shall have the meaning set forth in Section 3.6(d).

3. PURCHASE AND SALE OF THE SERVICEMASTER CONTRACTS AND THE SHARES; PURCHASE PRICE; PURCHASE PRICE ADJUSTMENTS

     3.1  Basic Transaction.  On and subject to the terms and conditions of this
          -----------------
Agreement, ServiceMaster hereby agrees to sell to Bright Horizons at the Closing, and Bright Horizons agrees to purchase from ServiceMaster at the Closing, for the consideration specified in Sections 3.2 and 3.3, --

     (i) all of the ServiceMaster Contracts listed on Schedule 5.2(a) hereto;
                                                      ---------------
     and

     (ii) all of the Shares.

     3.2  Purchase Price.
          --------------

     (a) Bright Horizons agrees that at the Closing it will pay to ServiceMaster the sum of Six Million Dollars ($6,000,000) (the "Purchase Price") by delivery of (x) a promissory note in the form of Exhibit A in the principal amount of $3,000,000 (the "Note") and (y) cash for the balance of the Purchase Price by wire transfer or delivery of otherwise immediately available funds. The Purchase Price shall be adjusted as provided in Sections 3.4 - 3.6.

     (b) The Purchase Price shall be allocated among the ServiceMaster Contracts, the Shares and the agreement not to compete which is set forth in
Section 10 of this Agreement in accordance with the Purchase Price Allocation.

     3.3  Warrant.  In addition to the payment of the Purchase Price at the
          -------
Closing, Bright Horizons will deliver to ServiceMaster a common stock purchase warrant which shall entitle the holder to purchase 200,000 shares of common stock of Bright Horizons at $3.50 per share and which shall otherwise be in the form of Exhibit B (the "Warrant").

     3.4  [This Section intentionally left blank.]

     3.5  Purchase Price Adjustment: Start-Up Equipment and Start-Up Costs.
          ----------------------------------------------------------------

     (a) Bright Horizons agrees to reimburse ServiceMaster for the ServiceMaster's expenditures in excess of $20,000 for start-up services, startup supplies, furniture and fixtures and startup equipment in connection with the seven centers listed on Schedule 3.5(a) hereto. The amount of such reimbursement shall be the amount shown in Schedule 3.5(a) increased for any amounts paid by ServiceMaster in November 1995 except for items in those categories which are shown as frozen in Schedule 3.5(a).

     (b) In no event shall any reimbursement made under this Section 3.5 exceed $800,000.

     (c) Any reimbursement due from Bright Horizons under this Section 3.5 shall be made by way of an addition to the cash portion of the Purchase Price.

     3.6  Purchase Price Adjustment: Unopened Centers.  In the event that less
          -------------------------------------------
than four of the seven proposed child care centers listed on Schedule 3.6 have
                                                             ------------
not become fully operational prior to December 31, 1996 there shall be a purchase price reduction in an amount equal to (x) $100,000 multiplied by (y) the number by which the number of opened centers is less than four; provided
                                                                    --------
however, that any such center which does not become fully operational as a
-------
result of a change in the economic substance of the proposal pursuant to which such center is currently proposed to be opened (where such change has been requested or adopted by Bright Horizons and has the effect of making such proposal less favorable economically to the person to whom such proposal has been presented) shall be deemed to have become fully operational for the purposes of this Section 3.6.

     3.7  Purchase Price Adjustments: Closing Balance Sheet; Statement of
          -------------------------- ------------------------------------
Working Capital.
---------------

     (a)  Closing Balance Sheet; Post-Closing Adjustments.  (a)   As soon as
          -----------------------------------------------
practicable but in any event no later than December 31, 1995, Bright Horizons shall prepare and deliver to ServiceMaster a balance sheet for GreenTree as of November 30, 1995 (the "Closing Balance Sheet") which shall be certified as true and correct by the chief financial officer of Bright Horizons. Except as set forth below, the Closing Balance Sheet shall be prepared in accordance with the United States general accounting principles and shall include the following provisions and no others:

     Current Assets:

            (1) a provision for the actual amount of assets relating to cash which, amount shall be zero;

            (2) a provision for the actual amount of assets relating to accounts receivable (net of an allowance for doubtful accounts);

            (3) a provision for the actual amount of assets relating to accounts receivable consulting (net of an allowance for doubtful accounts) and not including any consulting receivable relating to periods after November 1, 1995;

            (4) a provision for the actual amount of assets relating to draw-open;

            (5) a provision for the actual amount of assets relating to pre-paid insurance general liability;

            (6) a provision for the actual amount of assets relating to pre-paid expense miscellaneous (which provision shall not include any assets relating to bonuses or other employee compensation and shall not include any prepaid expenses relating to equipment, supplies or start-up expenses);

            (7) a provision for the actual amount of assets relating to pre-paid rent;

     Current Liabilities:

            (8) a provision for the actual amount of liabilities for accounts payable, which amount shall be zero;

          (8)(a) a provision for a liability of not more than $134,000 for renovations of the Cigna center and for start-up costs at the Motorola, Schaumberg and Cigna centers;

            (9) a provision for the actual amount of liabilities for accrued payroll, taxes and benefits;

           (10) a provision for the actual amount of liabilities for accrued real estate tax;

           (11) a provision for the actual amount of liabilities for accrued bonuses, which amount shall be zero, it being understood that ServiceMaster will pay for bonuses or that portion of bonuses due to any GreenTree employees for services rendered prior to the Closing Date;

           (12) a provision for the actual amount of liabilities for accrued miscellaneous expenses;

           (13) a provision for the actual amount of liabilities for deferred revenue;

           (14) a provision for liabilities for parent deposits in the amount of $285,348, a breakdown of which appears in Schedule 3.7(a)(14), as adjusted through November 30, 1995 with respect to the first ten centers listed in such schedule;

           (15) a provision for the actual amount of liabilities for consulting services, which amount shall be zero;

           (16) a provision for the actual amount of liabilities for slot reservations, which amount shall be zero;

           (17) a provision for liabilities for accrued employee vacation time in the amount of $213,409;

           (18) a provision for liabilities for parent vacation time in the amount of $117,208;

           (19) a provision for the actual amount of liabilities for the current portion of any capitalized leases, which amount shall be zero;

           (20) a provision for the actual amount of current liabilities for Taxes, which amount shall be zero; and

           (21) a provision for liabilities for free rent calculated in accordance with FASB 13 in the amount of $220,593.


     (b) If ServiceMaster has no objections to the Closing Balance Sheet prepared and delivered by Bright Horizons pursuant to Section 3.7(a), it shall so notify Bright Horizons and the Closing Balance Sheet shall become final on the date ServiceMaster provides such notice. If ServiceMaster has any objections to the Closing Balance Sheet delivered by Bright Horizons, it shall deliver to Bright Horizons a detailed statement describing its objections within 10 days after receiving the Closing Balance Sheet. The Closing Balance Sheet shall also become final if ServiceMaster fails to provide such notice. During such 10 day period ServiceMaster shall be permitted to have access to, examine and make copies of all books and records of GreenTree and shall have such access to the personnel of GreenTree and Bright Horizons as may be reasonably necessary to permit ServiceMaster to review the manner in which the Closing Balance Sheet was prepared. If ServiceMaster's objections to the Closing Balance Sheet cannot be resolved within 10 days following ServiceMaster's delivery of its notice of objection, an independent auditor (the "independent auditor"), mutually acceptable by the parties hereto, shall be retained to resolve all remaining objections. Any determination shall be made by the independent auditor on the basis of such procedures as it, in its sole discretion, deems appropriate and expeditious, taking into account the procedures set forth in Section 3.7(a), the nature of the issues, the amounts in dispute and the positions asserted by the parties. The parties may submit to the independent auditor any fact or materials which they deem relevant to the determination. The determination of the independent auditor will be set forth in writing and will be conclusive, nonappealable and binding upon the parties hereto for all purposes.

     (c) In the event the parties submit any unresolved objections to the independent auditor for resolution as provided in Section 3.7(b) above, ServiceMaster and Bright Horizons shall each bear equal responsibility for the fees and expenses of the independent auditor.

     (d) Once the Closing Balance Sheet has been agreed to by the parties or has been finally determined by the independent auditor, the following adjustments to the Purchase Price shall be made. The "Working Capital Adjustment" shall be calculated and shall equal the sum of the current assets minus the sum of the current liabilities of Green Tree as of the Closing, as reflected on the Closing Balance Sheet. If the Working Capital Adjustment is positive, the Purchase Price shall be increased by such amount. If the Working Capital Adjustment is negative, the Purchase Price shall be reduced by such amount. The amount of any such Purchase Price increase or Purchase Price decrease shall be payable by the party owing such amount within 10 days after the final determination of the Closing Balance Sheet by wire transfer or delivery of otherwise immediately available funds, provided, however, that in the event Bright Horizons is entitled to a purchase price reduction as a result of the determination of the Closing Balance Sheet, Bright Horizons, at its election, shall be entitled to offset an amount equal to the amount of such Purchase Price reduction from any payment due to ServiceMaster pursuant to the Note.

     3.8  Payment of Purchase Price Reduction(s).   Any Purchase Price reduction
          --------------------------------------
shall be payable by ServiceMaster in cash, bank check or wire transfer of immediately available funds within 10 days after the determination that such Purchase Price Reduction is payable to Bright Horizons, provided, however, that Bright Horizons, at its elections, shall be entitled to offset the amount of any Purchase Price Reduction from the next payment due to ServiceMaster under the Note.

     3.9  Changes in Purchase Price Allocation as a Result of Purchase Price
          ------------------------------------------------------------------
Adjustments. In the event of any Purchase Price increase or any Purchase Price
-----------
decrease, the Purchase Price Allocation shall be adjusted as determined by Bright Horizons to reflect such changes by increasing or decreasing, as the case may be, the amount of the Purchase Price allocated to items other than the non-competition agreement.


4.  CLOSING

     4.1  Time and Place of Closing; Effective Date of the Transaction.   The
          ------------------------------------------------------------
Closing shall take place on the Closing Date at the executive offices of ServiceMaster at One ServiceMaster Way, Downers Grove, Illinois at 1:00 p.m. Central Standard Time. However, the effective time of the closing of the transactions contemplated by this Agreement shall be the close of business on November 30, 1995.

     4.2  Closing Deliveries.  At the Closing, subject to the satisfaction or
          ------------------
waiver of the obligations set forth in Section 11 hereof, the parties will make the following deliveries --

          (a) ServiceMaster shall deliver to Bright Horizons the various certificates, instruments and documents referred to in Section 11.1;

          (b) Bright Horizons shall deliver to ServiceMaster the various certificates, instruments and documents referred to in Section 11.2;

          (c) Subject to Section 11A, ServiceMaster shall deliver to Bright Horizons duly executed assignments of all of the ServiceMaster Contracts (which, in the case of the assignments of the ServiceMaster Leases, shall be in recordable form) together with any required consents in respect thereof or as require under any lease or agreement to which GreenTree is a party;

          (d) ServiceMaster shall deliver to Bright Horizons the stock certificate(s) for the Shares, duly assigned to Bright Horizons; and

          (e) Bright Horizons shall pay and deliver to ServiceMaster the consideration specified in Sections 3.2 and 3.3.

     4.3  Documents and Procedures Regarding Change in Name.  As part of the
          -------------------------------------------------
Closing, Bright Horizons shall deliver to ServiceMaster the following documents:

          (a) A consent instrument executed by all of the new directors of GreenTree which shall provide for a change in the corporate name of GreenTree to a name which does not contain the name "ServiceMaster" or any derivative thereof. Such consent instrument shall be substantially in the form of Exhibit B-1.

          (b) A duly executed amendment of the Certificate of Incorporation of GreenTree in a form ready for filing with the Secretary of State of Delaware which provides for the change in name referred to in paragraph (a) above. Such amendment shall be in substantially the form attached hereto as Exhibit B-2.

          (c) Duly executed certificates suitable for filing in each state in which GreenTree is presently qualified to do business which will give effect to GreenTree's change in name as soon as such change in name has been effected in Delaware.

As promptly as practicable after the Closing, ServiceMaster shall, at its expense and as agent for GreenTree, file and record the documents referred to in paragraphs (b) and (c) above.


5.   REPRESENTATIONS AND WARRANTIES OF
     SERVICEMASTER CONCERNING THE TRANSACTION

     ServiceMaster represents and warrants to Bright Horizons that the statements made in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though then made:

     5.1  Organization; Power; Authorization.
          ----------------------------------

     (a) ServiceMaster is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware.

     (b) ServiceMaster has all requisite partnership and other power and authority to execute and deliver this Agreement and to execute and deliver each other agreement or document to be delivered in connection herewith and to consummate the transactions contemplated by this Agreement (including, but not limited to, the assignment of the Shares and the assignments of the ServiceMaster Contracts).

     (c) This Agreement and each other document delivered in connection herewith by ServiceMaster has been duly and validly authorized, executed and delivered by ServiceMaster and constitutes a valid, legal and binding obligation of ServiceMaster, enforceable against ServiceMaster in accordance with its terms.

     (d) ServiceMaster need not give notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     5.2  ServiceMaster Leases.
          --------------------

     (a) The ServiceMaster Leases are listed and described in reasonable detail in Schedule 5.2(a).
   ---------------

     (b) ServiceMaster has delivered to Bright Horizons correct and complete copies of the signed ServiceMaster Leases including all amendments, side letters and estoppel letters relating thereto, if any.

     (c) ServiceMaster had, and continues to have, all partnership power and authority to enter into each of the ServiceMaster Leases.

     (d)  With respect to each of the properties listed in Schedule 5.2(a),

          (1) the lease is legal, valid, binding and enforceable in full force and effect;

          (2) subject to any required consents, the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement;

          (3) subject to any required consents, no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time (or both), would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (4)  no party to the lease has repudiated any provision thereof;

          (5) there are no disputes, oral agreements or forbearance programs in effect as to the lease;

          (6)  none of the ServiceMaster Leases is a sublease;

          (7) no property listed in Schedule 5.2(a) is being used by GreenTree in violation of any applicable zoning, building, or environmental protection code after receipt of a notice of such violation which was addressed to either ServiceMaster or GreenTree or otherwise brought to the attention of either of them by the lessor or other third party;

          (8) no property listed in Schedule 7.13(a) is being used by GreenTree in violation of any licensing law or regulation;

          (9) ServiceMaster has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold unless the fact that GreenTree is in possession of the leased premises and uses the leased premises in connection with GreenTree's Child Care Business effectively creates a sublease or other form of property interest from ServiceMaster to GreenTree;

          (10) there are no parties other than GreenTree in possession of any parcel of real property listed in Schedule 5.2(a); and

          (11) all facilities located on each parcel of real property listed in
               Schedule 5.2(a) are supplied with the utilities and other services necessary for the operation of such facilities.

     5.3  ServiceMaster Service Agreements
          --------------------------------

     (a) The ServiceMaster Service Agreements are listed and described in reasonable detail in Schedule 5.3(a).
                     ---------------

     (b) ServiceMaster has delivered to Bright Horizons correct and complete copies of the ServiceMaster Service Agreements.

     (c) ServiceMaster had, and continues to have, all partnership power and authority to enter into each of the ServiceMaster Service Agreements.

     (d)  With respect to each ServiceMaster Service Agreement listed in
Schedule 5.3(a),

          (1) the party actually rendering the services required by such Service Agreement is GreenTree and such ServiceMaster Service Agreement is the document under which GreenTree occupies and uses the premises described in such ServiceMaster Service Agreement;

          (2) such ServiceMaster Service Agreement is legal, valid, binding and enforceable in full force and effect;

          (3) subject to any required consents, such ServiceMaster Service Agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement;

          (4) subject to any required consents, no party to such ServiceMaster Service Agreement is in breach or default, and no event has occurred which, with notice or lapse of time (or both), would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (5) no party to such ServiceMaster Service Agreement has repudiated any provision thereof;

          (6) there are no disputes, oral agreements or forbearance programs in effect as to such ServiceMaster Service Agreement;

          (7) no property used by GreenTree under any ServiceMaster Service Agreement listed in Schedule 5.3(a) is being used by GreenTree in violation of any applicable zoning, building, or environmental protection code after receipt of a notice of such violation which was addressed to either ServiceMaster or GreenTree or otherwise brought to the attention of either of them by the lessor or other third party;

          (8) no property used by GreenTree under any ServiceMaster Service Agreement which is listed in Schedule 5.3(a) is being used by GreenTree in violation of any licensing law or regulation;

          (9) ServiceMaster has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the premises described in any ServiceMaster Service Agreement unless the fact that GreenTree is in possession of the premises and uses the leased premises in connection with GreenTree's Child Care Business effectively creates a lease or other form of property interest from ServiceMaster to GreenTree;

          (10) there are no parties other than GreenTree in possession of any parcel of real property listed in Schedule 5.3(a); and

          (11) all facilities located on each parcel of real property listed in
               Schedule 5.3(a) are supplied with the utilities and other services necessary for the operation of such facilities.

     5.4  ServiceMaster Contracts.  Each of the ServiceMaster Contracts is
          -----------------------
legal, valid, binding, enforceable and in full force and effect on the date hereof and, unless otherwise stated in Schedules 5.2(a) and 5.3(a), will
                                       ---------------------------
continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing.

     5.5  ServiceMaster's Title to the Shares.
          -----------------------------------

     (a) ServiceMaster holds of record, owns and has good and marketable title to the Shares, free and clear of any restrictions on transfer and any Liens.

     (b) There are no outstanding obligations, options, first refusal rights or the like under contracts or agreements to which ServiceMaster, GreenTree or any affiliate of either ServiceMaster or GreenTree is bound which affect ServiceMaster's transfer of the Shares hereunder.

     (c) Upon the delivery by ServiceMaster to Bright Horizons of the certificates for the Shares and payment by Bright Horizons to ServiceMaster of the consideration specified in Sections 3.2 and 3.3, Bright Horizons shall acquire good and marketable title to the Shares, free and clear of any and all Liens (other than Liens, if any, created by Bright Horizons).

     5.5  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any applicable laws or regulations, any judgment, decree or order of any court or governmental body applicable to ServiceMaster, GreenTree or any affiliate of either ServiceMaster or GreenTree or the certificate of limited partnership or other organizational documents of ServiceMaster, GreenTree or any affiliate of either ServiceMaster or GreenTree.

     5.6  Brokers Fees.  ServiceMaster has no liability or obligation to pay any
          ------------
fees or commissions to any broker, finder, employee or agent with respect to the transactions contemplated by this Agreement for which Bright Horizons or GreenTree could become liable or obligated.


6.   REPRESENTATIONS AND WARRANTIES OF BRIGHT HORIZONS CONCERNING THE
     TRANSACTION

     Bright Horizons represents and warrants to ServiceMaster that the statements made in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though then made:

     6.1  Organization; Power; Authorization
          ----------------------------------

     (a) Bright Horizons is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Bright Horizons has all requisite corporate and other power and authority to execute and deliver this Agreement and to execute and deliver each other agreement or document to be delivered in connection herewith and to consummate the transactions contemplated by this Agreement.

     (c) This Agreement and each other document delivered in connection herewith by Bright Horizons has been duly and validly authorized, executed and delivered by Bright Horizons and constitutes a valid, legal and binding obligation of Bright Horizons, enforceable against Bright Horizons in accordance with its terms.

     (d) Bright Horizons need not give notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     6.2  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any applicable laws or regulations, any judgment, decree or order of any court or governmental body applicable to Bright Horizons or the articles of incorporation or other organizational documents of Bright Horizons or violate any provision of Bright Horizons's bylaws or other internal governance regulations.

     6.3  Brokers Fees.  Bright Horizons has no liability or obligation to pay
          ------------
any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which ServiceMaster could become liable or obligated.


7.   REPRESENTATIONS AND WARRANTIES OF SERVICEMASTER CONCERNING GREENTREE

     ServiceMaster represents and warrants to Bright Horizons that the statements made in this Section 7 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though then made:

     7.1  Organization, Qualification and Corporate Power of GreenTree.
          ------------------------------------------------------------
GreenTree is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GreenTree is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. GreenTree has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     7.2  Certificate of Incorporation; Minutes Books; Directors and Officers.
          -------------------------------------------------------------------

     (a) ServiceMaster has delivered to Bright Horizons true, correct and complete copies of the certificate of incorporation and bylaws of GreenTree, each as amended to date.

     (b) The minute books containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors, the stock certificate books, and the stock record books of GreenTree are true, correct and complete and have been made available to Bright Horizons.

     (c) GreenTree is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

     (d) A true and correct list of the directors and officers of GreenTree is set forth in Schedule 7.2(d).
             ---------------

     7.3  Capitalization of GreenTree.
          ---------------------------

     (a) The entire authorized capital stock of GreenTree consists of 1,000 shares of common stock, par value $0.01 per share, of which the Shares constitute all of authorized capital stock which is issued and outstanding.

     (b) All of the Shares have been duly authorized, are validly issued, are fully paid and non-assessable, and are held of record by ServiceMaster.

     (c) There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require GreenTree to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of GreenTree.

     7.4  No Conflicts.
          ------------

     (a) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or result in a breach of any laws or regulations, any judgment, decree or order of any court or governmental body or the certificate of incorporation or other organizational documents of GreenTree or violate any provision of the bylaws of GreenTree or (ii) except as set forth in Schedule 7.4, conflict with, result in a breach of, constitute a
             ------------
default under, result in the acceleration of, or create in any person the right to accelerate, terminate, modify or cancel or require any notice under the ServiceMaster Contracts or any agreement, contract, lease, license, instrument or other arrangement to which GreenTree is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets).

     (b) Except as set forth in Section 7.4(c), GreenTree does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties hereto consummate the transactions contemplated by this Agreement.

     (c) No license or permit under which GreenTree presently operates its Child Care Business will be terminated, suspended or revoked as a result of the Closing, however governmental child care licensing agencies may require child care license renewals, amendments or reissuances for centers.

     7.5  Subsidiaries.  GreenTree has no subsidiaries.
          ------------

     7.6  Title to and Sufficiency of Assets.  Except as set forth in Schedule
          ----------------------------------                          --------
7.6, GreenTree has good and marketable title to, or a valid leasehold interest
---
in, the properties and assets included in the Most Recent Interim Financial Statements or acquired after the date thereof, or otherwise used by GreenTree, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Interim Financial Statements and except for the withdrawal of the Excess Cash pursuant to Section
3.4. Except as set forth in Schedule 7.6, such assets and property, together with the ServiceMaster Contracts, constitute all of the assets and property owned or leased by ServiceMaster or GreenTree which are used to conduct the Child Care Business as presently operated by GreenTree and all of the assets and property that will be required for Bright Horizons to conduct such business following the consummation of the transaction contemplated hereby in the same manner as such business was conducted by GreenTree immediately prior to the Closing Date.

     7.7  Financial Statements.
          --------------------

     (a) The Financial Statements for 1994 have been prepared in accordance with the Accounting Principles and fairly present the financial condition of GreenTree as at December 31, 1994 and the results of its operations during the period commencing on January 1, 1994 and ending on December 31, 1994 and are correct and complete and are consistent with the books and records of GreenTree. The Financial Statements for 1994 are attached hereto as Exhibit C-1

     (b) The Most Recent Interim Financial Statements have been prepared in accordance with the Accounting Principles, except that notes and other presentation items have been omitted and except that certain modifications have been made in the balance sheet included in the Most Recent Interim Financial Statements is consistent with Section 3.7(a) and the balance sheet as so modified and the remaining portions of the Most Recent Interim Financial Statements, fairly present the financial condition of GreenTree as at October 31, 1995 and the results of its operations during the period commencing on January 1, 1995 and ending on October 31, 1995 and are correct and complete and are consistent with the books and records of GreenTree. The Most Recent Interim Financial Statements are attached hereto as Exhibit C-2.

     7.8  Events Subsequent to October 31, 1995.
          -------------------------------------

     (a) Since October 31, 1995, GreenTree has managed and carried out its business and affairs in the Ordinary Course of Business and there has not occurred, arisen or been created, as the case may be, any change in the business, financial condition, operations, or results of operations of GreenTree which have had, or which could reasonably be expected to have, a Material Adverse Effect.

     (b)  Except as set forth in Schedule 7.8(b), since October 31, 1995,
                                 ---------------
GreenTree has not declared any dividends, paid any management fees to ServiceMaster, or made any other distribution of its profits or unrestricted equity to its stockholder or any other payments to a related party.

     (c) Without limiting the generality of Section 7.8(a), since October 31, 1995 GreenTree has not:

     (1) sold, leased, transferred or assigned any of its assets (tangible or intangible) other than for fair consideration in the Ordinary Course of Business;

     (2) entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving an annual payment of more than $25,000;

     (3) accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) or had any of such instruments accelerated, terminated, modified or canceled by action of another party;

     (4) imposed or suffered the imposition of any Lien on any of its assets (tangible or intangible);

     (5) except as set forth in Schedule 3.5(a), made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

     (6) issued any note, bond or other debt security, or created, incurred, assumed or guaranteed any indebtedness for, borrowed money or capitalized lease obligation;

     (7) made any capital investment in, or made any loan to, or acquired the securities of any other person;

     (8) delayed or postponed the payments of accounts payable and other liabilities outside the Ordinary Course of Business;

     (9) canceled, compromised, waived or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business;

     (10) granted any license or sublicense of any rights under or with respect to any Intellectual Property;

     (11) changed or authorized any change in its certificate of incorporation;

     (12) issued, sold or otherwise disposed of any of its capital stock or granted any options, warrants or other rights to purchase or obtain any of its capital stock;

     (13) experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

     (14) made any loan to, or entered into any other transaction with, any of its officers or Key Employees;

     (15) entered into any employment contract which is materially different from the form of employment agreement furnished by ServiceMaster to Bright Horizons or entered into any collective bargaining agreement, whether written or oral, or modified the terms of any existing such contract or agreement;

     (16) granted any increase in the base compensation of any of its officers or Key Employees;

     (17) made any other change in employment terms for any of its officers or Key Employees; or

     (18) suffered any occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business.

     7.9  No Undisclosed Liabilities.  Except as set forth in Schedule 7.9,
          --------------------------                          ------------
GreenTree has no liability which will be subject to premature repayment as a result of the transaction contemplated by this Agreement and GreenTree has no liability other than liabilities set forth on or reflected in the Most Recent Interim Financial Statements and liabilities which have arisen after the date of the Most Recent Interim Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contact, breach of warrant, tort, infringement, or violation of law) nor to the knowledge of ServiceMaster is there any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against GreenTree giving rise to any liability

     7.10  Legal Compliance.  GreenTree is in compliance with applicable laws,
           ----------------
rules, regulations, codes, judgment, orders, decrees and rulings in all material respects; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against GreenTree alleging any failure so to comply, provided, that this Section 7.10 does not apply to matters not known to GreenTree which constitute technical noncompliance with such regulations, codes, orders, decrees and rulings, but provided further that the foregoing exception is limited to matters which do not have Material Adverse Effect.

     7.11 Tax Matters.
          -----------

     (a) GreenTree has filed with the appropriate authorities all Tax returns and reports required to be filed prior to the Closing Date and GreenTree has paid all Taxes owed by GreenTree with respect to such periods. All such Tax returns were correct and complete in all respects.

     (b) With respect to any and all Taxes for which GreenTree has become liable but which are not yet due, adequate reserves therefor have been established on the books of GreenTree.

     (c) There are no Liens on any of the assets of GreenTree that arose in connection with the failure to pay any Tax when due and payable.

     (d) GreenTree (or ServiceMaster, on behalf of GreenTree) has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (e) There is not now pending, and to the best of ServiceMaster's knowledge there is not now threatened, any suit, claim, investigation or audit by any governmental or quasi-governmental authority against GreenTree with respect to Taxes. ServiceMaster does not expect any authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of GreenTree.

     (f) GreenTree has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax deficiency or assessment.

     7.12 Real Estate - Owned.  GreenTree does not own any real estate.
          -------------------

     7.13 Real Estate - Leased.
          --------------------

     (a) The real estate properties leased GreenTree as lessee are listed and described in reasonable detail in Schedule 7.13(a).
                                  ----------------

     (b) ServiceMaster has delivered to Bright Horizons correct and complete copies of the leases listed in Schedule 7.13(a).

     (c)  With respect to each of the properties listed in Schedule 7.13(a),
                                                           ----------------

          (1) the lease is legal, valid, binding and enforceable in full force and effect;

          (2) subject to any required consents, the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement;

          (3) subject to any required consents, no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time (or both), would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (4)  no party to the lease has repudiated any provision thereof;

          (5) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (6) with respect to each sublease, the representations and warranties set forth in subsections (1) through (5) above are true and correct with respect to the underlying lease;

          (7) neither ServiceMaster nor GreenTree has received any notice to the effect that a property listed in Schedule 7.13(a) is being used by GreenTree in violation of any applicable zoning, building, or environmental protection code and no such violation has otherwise brought to the attention of either ServiceMaster or GreenTree by the lessor or other third party having regulatory authority with respect to such property;

          (8) no property listed in Schedule 7.13(a) is being used by GreenTree in violation of any licensing law or regulation;

          (9) GreenTree has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold;

          (10) there are no parties other than GreenTree in possession of any parcel of real property listed in Schedule 7.13(a); and

          (11) all facilities located on each parcel of real property listed in
               Schedule 7.13(a) are supplied with the utilities and other services necessary for the operation of such facilities.

     7.14 Personal Property.  Except as set forth in Schedule 7.6, GreenTree
          -----------------                          ------------
owns and has good and marketable title to all items of Personal Property which it purportedly owns (but not leases) which are reflected in the Most Recent Interim Financial Statements other than items disposed of since the date of those statements in the Ordinary Course of Business, and such items of Personal Property are free and clear of any Liens other than Liens following from retention of title set forth in contracts for the purchase of goods (or the relevant invoices) created in the Ordinary Course of Business and for amounts not yet due and payable and other than Liens reflected in the Most Recent Interim Financial Statements or arising since the date thereof in the Ordinary Course of Business. All of the Personal Property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is used.

     7.15 [This section left blank intentionally].

     7.16 Intellectual Property.
          ---------------------

     (a) Neither GreenTree nor ServiceMaster has registered the "GreenTree" trade name and service mark at any federal or state registry, but ServiceMaster has filed an application to register the GreenTree logo. ServiceMaster will assign such application to GreenTree at the Closing. ServiceMaster has registered the "GreenTree" trade name and service mark in Japan and has granted an exclusive license to Fox River Japan, Inc., a Delaware corporation, to conduct a Child Care Business in Japan under the "GreenTree" trade name and service mark as registered in Japan. However, ServiceMaster will take all action necessary to assure that the arrangements which Bright Horizons has made regarding operations in Japan are not in conflict with the foregoing arrangements made by ServiceMaster in Japan.

     (b)  Except as set forth in Schedule 7.16(b), GreenTree owns, or has valid
                                 ----------------
licenses or other rights to use, all of the patents, copyrights and trademarks, service marks, trade dress, logos, trade names and corporate names, and all goodwill associated therewith, used by GreenTree in the conduct of its business ("the Intellectual Property"). Such Intellectual Property is listed in Schedule 7.16(b).

     (c) Except as otherwise noted in Schedule 7.16(b), with respect to each item listed in Schedule 7.16(b) --

          (1)  the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

          (2) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, except that after the Closing, GreenTree will not have any right to use the name "ServiceMaster" or any derivation thereof;

          (3) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (4) with respect to each sublicense, the representations and warranties set forth in subsections (1) through (3) above are true and correct with respect to the underlying license; and

          (5) GreenTree has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     (d) The business operations of GreenTree do not interfere with, infringe upon, misappropriate or violate any intellectual property or related rights of any third party. GreenTree has not received any notice alleging any such interference, infringement, misappropriation or violation.

     (e) Schedule 7.16(b) discloses that some of the information integrated into the GreenTree Directors Guide is proprietary to ServiceMaster. ServiceMaster hereby grants to GreenTree, without charge to GreenTree, a non-transferable license to use such information and the ServiceMaster's management training systems which are an integral part of GreenTree's training manuals for the period commencing on the Closing Date and ending on December 31, 1998, provided, that the foregoing license does not give GreenTree or Bright Horizons any right to use the name "ServiceMaster" or any derivative thereof.

     7.17 Contracts.
          ---------

     (a)  Subject to Section 7.17(d), Schedule 7.17 lists the following
                                      -------------
contracts and agreements to which GreenTree is a party:

     (1) any agreement (or group of related agreements) for the lease of personal property to or from any person which provides for lease payments in excess of $25,000 per annum and which can not be terminated by GreenTree without penalty within a period of sixty days after notice by GreenTree;

     (2) any agreement (or group of related agreements) for the purchase of materials, supplies or other personal property, or for the furnishing or receipt of services the performance of which will extend over a period of more than one year, which involves consideration in excess of $25,000 and which can not be terminated by GreenTree without penalty within a period of sixty days after notice by GreenTree;

     (3)  any agreement concerning a partnership or joint venture;

     (4) any agreement (or group of related agreements) which create, assume or guarantee any indebtedness for borrowed money or which creates or extends a capitalized lease obligation and in which the principal amount is in excess of $25,000 or which has imposed a Lien on any of its assets, tangible or intangible;

     (5)  any agreement concerning confidentiality or non-competition;

     (6)  any agreement with ServiceMaster or any affiliate of ServiceMaster;

     (7) any profit-sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of current or former Key Employees, directors, officers, or other employees;

     (8)  any collective bargaining agreement;

     (9) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis which provides for annual compensation in excess of $75,000 or which provides severance benefits;

     (10) any agreement under which an advance or loan has been made to any director, officer or Key Employee;

     (11) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; or

     (12) any other agreement (or group of related agreements) the performance of which includes consideration in excess of $25,000.

ServiceMaster has delivered to Bright Horizons or has otherwise made available to Bright Horizons a correct and complete copy of each written agreement listed in Schedule 7.17 and a written summary setting forth the terms and conditions of each oral agreement included in Schedule 7.17.

     (b)  With respect to each contract or agreement listed in Schedule 7.17,
                                                               -------------
the contract or agreement is legal, valid, binding, enforceable and in full force and effect at the date hereof; the contract or agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; and no party is in breach or default, and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration under the agreement and no party has repudiated any provision of any such agreement.

     (c) Neither ServiceMaster nor GreenTree has received any notification from any governmental authority that any property used or occupied by GreenTree in connection with any of the agreements or contracts listed in Schedule 7.17 is being used or occupied by GreenTree in violation of any applicable zoning, building, or environmental protection code or, to the knowledge of ServiceMaster, is in violation of any such code as a result of the use, occupation or ownership of such property by any other person.

     (d) No property being used by GreenTree under any of the agreements or contracts listed in Schedule 7.17 is being used by GreenTree in violation of any licensing law or regulation.

     (e) This Section 7.17 and Schedule 7.17 does not apply to real estate leases under which GreenTree is lessee (which leases are covered by Section 7.13 and Schedule 7.13(a) or to the ServiceMaster Contracts (which contracts are covered by Sections 5.2, 5.3 and 5.4).

     7.18 Notes and Accounts Receivable.  All notes and accounts receivable of
          -----------------------------
GreenTree are reflected properly on its books and records, are valid receivables which are not subject to any setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the Accounting Principles.

     7.19 Insurance.
          ---------

     (a)  Schedule 7.19(a) sets forth the following information with respect to
          ----------------
each insurance policy (including policies providing property, casualty, liability and workers compensation coverage and bond and surety arrangements) to which GreenTree has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

     (1) the name of the insurer, the name of the policyholder and the name of the covered insured;

     (2)  the policy number and the period of coverage;

     (3) the scope of the policy (including an indication whether the coverage was on a claims made, occurrence or other basis) and the amount of coverage (including a description of how deductibles and ceilings are calculated and operate); and

     (4) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     (b) With respect to each insurance policy identified in Schedule 7.19(a) which is in effect on the Closing Date:

     (1) the policy is legal, valid, binding, enforceable and in full force and effect;

     (2)  except as otherwise stated in Schedule 7.19(a), the policy will
                                        ----------------
          continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing;

     (3) Neither GreenTree nor ServiceMaster nor, to ServiceMaster's knowledge, any other party is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy.

     (c) GreenTree has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has been engaged during such five-year period.

     7.20 Litigation.  Except as set forth in Schedule 7.20, there is no suit,
          ----------                          -------------
claim or action or legal, administrative, arbitration, or other proceeding or investigation pending, or to the best of the ServiceMaster's knowledge, threatened, in any court or before any governmental authority or other governmental body or arbitral panel against GreenTree.

     7.21 Service Contracts and Warranties.
          --------------------------------

     (a) GreenTree is in compliance with all applicable contractual service commitments.

     (b) Each service provided by GreenTree has been in conformity with all express and implied warranties, and GreenTree has no liability for damages in connection therewith, subject only to the reserve for claims set forth on the face of the Most Recent Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the Accounting Principles.

     (c) No service sold by GreenTree is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale.

     7.22 Product Liability.  GreenTree does not have any liability arising out
          -----------------
of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, lease or delivered by GreenTree.

     7.22A Compliance with Policy Manuals.  GreenTree has conducted its
           ------------------------------
Child Care Business in conformity with its policy manuals except for possible deviations of a minor nature which do not have a Material Adverse Effect.

     7.23 Employees.
          ---------

     (a) No Key Employee has resigned his or her position or employment with GreenTree since December 31, 1994. Neither ServiceMaster nor GreenTree is aware of any Key Employee who intends to leave his or her position with GreenTree.

     (b) There is no pending and, to the best of ServiceMaster's knowledge, no threatened (i) claim by any current or former director, officer, employee or agent of GreenTree against GreenTree, or (iii) strike by the employees of GreenTree. GreenTree has not received notice of any claim that it has not complied with any employment, labor or related laws.

     7.24 Employment and Pension Agreements.
          ---------------------------------

     (a) Except as (i) expressly provided in employment contracts between GreenTree and its respective employees, (ii) expressly provided for in the collective bargaining agreements applicable to GreenTree and its respective employees, or (iii) established or required by law in the respective jurisdictions in which GreenTree is organized to do business, there are no deferred compensation agreements, Multi-Employer Plans (as defined in Section 3(37) of ERISA), bonus plans (other than discretionary payments of annual bonuses), profit-sharing plans, pension plans, severance pay or retirement plans, employee stock option or purchase plans, private life insurance plans or hospitalization insurance plans (collectively referred to as the "Employment and Pension Agreements") in effect with respect to any current or former director, officer or other employee of GreenTree which involves a liability material to the business or condition, financial or otherwise, of GreenTree taken as a whole.

     (b) To the extent required by the Accounting Principles, provisions have been made in the Financial Statements for 1994 and the Most Recent Financial Statements for the full amount of all present and future liabilities in respect of the Employment and Pension Agreements to be paid to current or former directors, officers or other employees of GreenTree.

     (c) ServiceMaster will enter into an agreement effective on the Closing Date under which ServiceMaster will lease to GreenTree the ServiceMaster employees who comprised the GreenTree staff immediately prior to the Closing Date. Such lease will be for the period December 1, 1995 to and including December 31, 1995 and will be on such terms and conditions as are set forth in the leasing agreement.

     (d) ServiceMaster will provide all notices required under COBRA. After the Closing, (i) all employees who elect COBRA cover will pay the premiums required of employees as pursuant to the provisions by COBRA, and Bright Horizons will pay the employer's share of such premium; and (ii) ServiceMaster will pay the actual adjusted cost of COBRA claims.

     (e) ServiceMaster will be responsible for continuing the benefits (if any) which were available to employees who, for whatever reason, were not actively working at GreenTree at January 1, 1996 and there shall be no assignment of any such employee's employment agreement from ServiceMaster to Bright Horizons or GreenTree in connection with this transaction. Any of such employees who desires to return to GreenTree at the expiration of the time allowed for such leave will be employed by GreenTree or Bright Horizons. ServiceMaster's responsibilities under the first sentence of this Section 7.24(e) will expire as to each employee upon such re-employment (if it occurs).

     7.25 Guarantees.  GreenTree is not a guarantor or otherwise liable for any
          ----------
obligation (including indebtedness) of a person who is not GreenTree.

     7.26 Environmental, Health and Safety.
          --------------------------------

     (a) GreenTree has complied with all environmental, health and safety laws, and no action, suit, proceeding, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, GreenTree has obtained and been in compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in all applicable environmental, health and safety laws.

     (b) GreenTree has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation charge, complaint, claim or demand against GreenTree for damage to any site, location or body of water (surface or subsurface) for any illness of or personal injury to any employee or other individual, for any reason under any environmental, health and safety law.

     7.27 Business Records.  All customer records or lists, accounts or
          ----------------
accounting records, tax returns, market information, marketing or business plans or any other similar business records, documents or materials of GreenTree are kept in a reasonably organized fashion by GreenTree.

     7.28 Brokers Fees.  GreenTree has no liability or obligation to pay any
          ------------
fees or commissions to any broker, finder, agent or employee with respect to the transactions contemplated by this Agreement.

     7.29 Disclosure.  The representations contained in this Section 7 do not
          ----------
contain any untrue statement of any fact or omit to state any material fact necessary in order to make the statements and information in this Section 7 not misleading.

8.   PRE-CLOSING COVENANTS

     The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     8.1  General.  Each of the parties will use its reasonable best efforts to
          -------
take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

     8.2  Notices and Consents.  ServiceMaster will cause GreenTree to give any
          --------------------
notices to third parties, and will cause GreenTree to use its best efforts to obtain any third-party consents, that Bright Horizons reasonably may request. Each of the parties will (and ServiceMaster will cause GreenTree to) give any notices to, make any filings with, and use its best efforts to obtain any necessary authorizations, consents and approvals of governments and governmental agencies. Such consents will be in a form acceptable to Bright Horizons.

     8.3  Operation of Business.  ServiceMaster will not cause or permit
          ---------------------
GreenTree to engage in any practice, take any action, or enter into any transaction, outside the Ordinary Course of Business (except for taking the actions described in Section 8.2).

     8.4  Preservation of Business.  ServiceMaster will cause GreenTree to keep
          ------------------------
its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

     8.5  Full Access.  ServiceMaster will permit, and ServiceMaster will cause
          -----------
GreenTree to permit, representatives of Bright Horizons to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of GreenTree, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to GreenTree.

     8.6  Notice of Developments.
          ----------------------

     (a) ServiceMaster will give prompt written notice to Bright Horizons of any material adverse development which results in a breach of any one or more of the representationes or warranties made in Section 5 and 7 above.

     (b) Bright Horizons will give prompt written notice to ServiceMaster of any material adverse development which results in a breach of any one or more of the representationes or warranties made in Section 6 above.

9.   POST CLOSING COVENANTS

     The parties agree as follows with respect to the period following the
Closing:

     9.1  [This Section left intentionally blank.]

     9.2  Confidentiality.
          ---------------

     (a) Bright Horizons and ServiceMaster shall not, and shall not permit any affiliated person or entity to, disclose any Confidential Information unless (i) required to do so by law, (ii) required to do so by any applicable stock exchange regulations, (iii) such disclosure is made in connection with the Ordinary Course of Business of GreenTree, or (iv) such disclosure has been consented to by ServiceMaster in the case of a disclosure by Bright Horizons and by Bright Horizons in the case of a disclosure by ServiceMaster, which consent shall not be unreasonably withheld.

     (b) ServiceMaster will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Bright Horizons or destroy, at the request and option of Bright Horizons, all tangible embodiments (and all copies) of the Confidential Information which are in ServiceMaster's possession. In the event that ServiceMaster is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, ServiceMaster will notify Bright Horizons promptly of the request or requirement so that Bright Horizons may seek and appropriate protective order or waive compliance with this Section 9.2(b). If, in the absence of a protective order or the receipt of a waiver hereunder any representative of ServiceMaster is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that representative of ServiceMaster may disclose the Confidential Information to the tribunal; provided, however, that ServiceMaster shall use its best efforts to obtain, at the request of Bright Horizons, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Bright Horizons shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure and the foregoing provisions are subject to paragraph (c) below.

     (c) Anything in the foregoing provisions of this Section 9.2 to the contrary notwithstanding, ServiceMaster may retain all materials or copies of material relating to GreenTree's Tax liability for all periods ending on the Closing Date and all materials relating to any matter for which ServiceMaster is committed to indemnify Bright Horizons pursuant to this Agreement.

     9.3  Cooperation in Financial Audits.  ServiceMaster agrees to cooperate,
          -------------------------------
at its own expense, with Bright Horizons and any independent accounting firm retained by Bright Horizons in any financial audit of GreenTree for periods prior to the Closing Date. The parties agree to cooperate in the preparation of federal and state income tax returns and ServiceMaster shall file short year tax returns where required, if any.

     9.4  Further Assurances.  If at any time after the Closing any further
          ------------------
action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action, including the execution and delivery of such further instruments and documents, as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 11). ServiceMaster acknowledges and agrees that from and after the Closing, Bright Horizons will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to GreenTree.

     9.5  Litigation Support.  If, and for so long as, any party is actively
          ------------------
contesting or defending against any action, suit proceeding, hearing, investigation, charge, complaint, claim or demand in connection with, any transaction contemplated under this Agreement or any matter which originated on or prior to the Closing Date involving any of GreenTree or its affiliates, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 11).

     9.6  Transition.  ServiceMaster will not take any action that is designed
          ----------
or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other person having a business relationship with GreenTree from maintaining the same business relationships with GreenTree after the Closing as it maintained with GreenTree prior to the Closing. ServiceMaster will refer all customer inquires relating to the business of GreenTree to GreenTree from and after the Closing. ServiceMaster acknowledges and agrees that from and after the Closing, Bright Horizons will be entitled to possession of all documents, books, records (including Tax records), agreements and financial date of any sort relating to GreenTree but that such possession is subject to the right of ServiceMaster to have access to such materials and to make copies thereof to the extent provided in this Agreement.

     9.7  Change of Name.  ServiceMaster, as agent for GreenTree, will file such
          --------------
documents as are necessary to cause the corporate name of GreenTree to be changed as provided in Section 4.

10.  COVENANT NOT TO COMPETE

     10.1 ServiceMaster Covenant.
          ----------------------

     (a) ServiceMaster covenants and agrees that, for a period of three years from and after the Closing Date, neither ServiceMaster nor any present or future affiliate of ServiceMaster will engage directly or indirectly in the Child Care Business in the United States or in any portion thereof where this covenant may be enforced.

     (b) If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 10.1(a) is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


11.  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES TO CLOSE

     11.1 Conditions to the Obligation of Bright Horizons to Close.
          --------------------------------------------------------

     (a) The obligation of Bright Horizons to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

     (1)  The representations and warranties set forth in Section 5 and in
          Section 7 shall be true and correct in all material respects at and as of the Closing Date;

     (2) ServiceMaster shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (3) Since October 31, 1995, there shall not have occurred, nor shall there exist as of the Closing, any event or circumstance that constitutes or has result in or will, with the passage of time, result in a Material Adverse Effect;

     (4) With respect to the ServiceMaster Leases, the ServiceMaster Service Agreements and leases and service agreements under which GreenTree is the lessee or service provider, the extent to which third party consents must be in hand as a condition to Bright Horizons' obligation to close is set forth in Section 11A;

     (5) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency wherein an unfavorable injunction, judgment, order, decree or ruling would prevent consummation of any of the transactions contemplated by this Agreement or to be rescinded following consummation or adversely affect the right of Bright Horizons to own the stock of GreenTree and to control GreenTree or adversely affect the right of GreenTree to own its assets and to operate its business and no such injunction, judgment, order, decree, ruling or charge shall be in effect;

     (6) Bright Horizons shall have received the resignation, effective as of the Closing, of each officer of GreenTree other than those whom Bright Horizons shall have specified in writing at least five business days prior to the Closing;

     (7) Bright Horizons shall have received the resignation, effective as of the Closing, of each director of GreenTree;

     (8)  [This Section intentionally left blank.]

     (9) Bright Horizons shall have received an opinion of Vernon T. Squires, Sr. Vice President and General Counsel of ServiceMaster, in the form of that attached hereto as Exhibit D-1;

     (10) Each license or permit needed by GreenTree to operate the Child Care Business as operated by GreenTree prior to the Closing shall be in effect at the Closing and shall not be terminated, suspended or revoked as a result of the consummation of the transactions contemplated hereby. ServiceMaster has informed Bright Horizons that GreenTree will be able to continue to conduct its Child Care Business for a reasonable period of time after the Closing pursuant to such licenses and that, if GreenTree's Child Care Business is conducted after the Closing in substantially the same manner as the Child Care Business was conducted immediately prior to the Closing, ServiceMaster does not expect GreenTree or Bright Horizons to encounter any material difficulty in having such licenses or permits renewed or reissued, but Bright Horizons understands that: (i) some or all of such licenses may have to be renewed or reissued after the Closing as a result of the change in control of GreenTree and/or changes in GreenTree's board of directors and officers and/or the change in GreenTree's corporate name; (ii) Bright Horizons has the responsibility for obtaining all of such license renewals or reissuances; and (iii) ServiceMaster will not be responsible for any problems which may be encountered by Bright Horizons in regard to such license renewals or reissuance if the difficulty is attributable to actions of Bright Horizons after the Closing;

     (11) ServiceMaster shall have delivered to Bright Horizons a certificate from an officer of ServiceMaster that each of the conditions specified in this Section 11.1 has been satisfied in all respects; and

     (12) ServiceMaster shall have delivered to Bright Horizons a bill of sale from ServiceMaster to GreenTree which transfers any interest which ServiceMaster may have in the personal property described in Section 7.6, provided, that such bill of sale shall not assign the assets listed in paragraph [2] of Schedule 7.6.

     (b)  Bright Horizons may waive any condition specified in this
          Section 11.1.

     11.2 Conditions to ServiceMaster's Obligation to Close.
          -------------------------------------------------

     (a) The obligation of ServiceMaster to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

     (1) the representations and warranties set forth in Section 6 shall be true and correct in all material respects at and as of the Closing Date;

     (2) Bright Horizons shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (3) Bright Horizons shall have procured all necessary third party consents;

     (4) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency wherein an unfavorable injunction, judgment, order, decree or ruling would prevent consummation of any of the transactions contemplated by this Agreement or to be rescinded following consummation;

     (5) ServiceMaster shall have received the documents which will enable ServiceMaster to make the filings after the Closing which will change the corporate name of GreenTree;

     (6) ServiceMaster shall have received an opinion of Ropes & Gray in the form of that attached hereto as Exhibit E-1;

     (7) Bright Horizons shall have delivered to ServiceMaster a certificate from an officer of Bright Horizons that each of the conditions specified in this Section 11.2 has been satisfied in all respects; and

     (8) Bright Horizons shall have delivered to ServiceMaster an agreement which shall be to the effect that, if and to the extent that ServiceMaster remains liable for the performance after the Closing of the lessee's post-closing obligations under any of the ServiceMaster Contracts or any of the leases under which GreenTree is the lessee, Bright Horizons will indemnify and hold ServiceMaster harmless from any costs or expenses which arise out of such remaining liability

     (9) Bright Horizons shall have delivered to ServiceMaster a written confirmation by a recognized investment banking firm that the value of the common stock of Bright Horizons as of the date of this Agreement is approximately $3.00 per share.

     (b)  ServiceMaster may waive any condition specified in this Section 11.2.

11A. THIRD PARTY CONSENTS RE SERVICEMASTER LEASES, ETC.

     11A.1  19-Out-Of-24 Requirement.  Bright Horizons shall have no obligation
            ------------------------
to close unless, with respect to the 24 GreenTree child care centers which are operating under a ServiceMaster Lease, a ServiceMaster Services Agreement, a lease to GreenTree or a service agreement with GreenTree (hereinafter referred to in this Section 11A as an "Occupancy Agreement"), for at least 19 of such child care centers either --

          (i) ServiceMaster shall have in hand at the closing consents from the landlord or GreenTree customer which consents to the assignment of the ServiceMaster Lease and/or the change in control of GreenTree; or

          (ii) landlord or customer consents are not required for such Occupancy Agreements on account of the transaction contemplated by this Agreement,

     11A.2  Commitment to Obtain Missing Consents.  To the extent that as of the
            -------------------------------------
Closing, ServiceMaster shall have obtained more than 18 but less than 24 consents with respect to the Occupancy Agreements, ServiceMaster covenants and agrees that it will obtain the remaining consents on or prior to January 31, 1996.

     11A.3  ServiceMaster's Obligation to Repurchase Centers.   To the extent
            ------------------------------------------------
that on January 31, 1996 all 24 child care centers are not fully covered by landlord or customer consents (or such consents are not required), then ServiceMaster agrees to repurchase from GreenTree, at a price equal to 1/27 of the Purchase Price (as adjusted) per center, each center for which a landlord or customer consent was required but not obtained.

     11A.4  ServiceMaster's Right to Dispose of Reacquired Centers.  Any
            ------------------------------------------------------
GreenTree child care center which ServiceMaster is required to repurchase under
Section 11A.3 may be sold by ServiceMaster to a third party, any provisions of
Section 10 hereof to the contrary notwithstanding.

     11A.5  Payment for Repurchased Centers.  Any payment due to Bright Horizons
            -------------------------------
pursuant to this Section 11A shall be a Purchase Price reduction and the provisions of Section 3.8 shall apply to this Section 11A.

12.  REMEDIES FOR BREACHES OF AGREEMENT; INDEMNIFICATION

     12.1 Survival of Bright Horizon's Representations and Warranties.  The
          -----------------------------------------------------------
representations and warranties of Bright Horizons as set forth in Section 6 of this Agreement shall survive the Closing and shall continue in full force and effect indefinitely (subject to any applicable statutes of limitation).

     12.2 Survival of ServiceMaster's Representations and Warranties.
          ----------------------------------------------------------

     (a)  The representations and warranties of ServiceMaster as set forth in
Section 5 of this Agreement shall survive the Closing and shall continue in full force and effect indefinitely (subject to any applicable statutes of limitation).

     (b) The representations and warranties of ServiceMaster as set forth in this Agreement other than in Section 5 shall survive the Closing and shall continue in full force and effect to December 31, 1997, except that the representations and warranties contained in Section 7.10 shall continue in full force and effect until the last of the applicable statutes of limitation has expired or a taxable period has otherwise been closed by agreement with the relevant tax authority or by a judicial determination which is final and not subject to appeal.

     12.3 Indemnification Provisions for the Benefit of ServiceMaster.  Bright
          -----------------------------------------------------------
Horizons agrees to indemnify and hold ServiceMaster harmless from and against any and all losses, damages, claims, liabilities and/or expenses incurred by ServiceMaster as a result of any untruth or a breach of any representation or warranty of Bright Horizons herein, provided, that ServiceMaster makes a written claim for indemnification by Bright Horizons.

     12.4 Indemnification Provisions for the Benefit of Bright Horizons.
          -------------------------------------------------------------

     (a) As used in this Section 12.4, the following terms shall have the indicated meanings:

     "Losses" shall have the meaning set forth in Section 12.4(b).

     "Indemnifiable Loss" means a Loss (or a series of Nominal Losses which are so similar in nature or interrelated that they are, in effect, one Loss) which is otherwise indemnifiable under this Section 12.4 and the amount of which is $10,000 or more.

     "Nominal Loss" means a Loss which is otherwise indemnifiable under this
     Section 12.4 and the amount of which is less than $10,000.

     (b) Subject to the limitations set forth in Section 12.4(c) and to the other provisions of this Section 12.4 other than Section 12.4(d), ServiceMaster agrees to indemnify and hold Bright Horizons and GreenTree harmless from and against any and all losses, damages, claims, liabilities and/or expenses incurred by Bright Horizons or GreenTree as a result of any untruth or a breach of any representation or warranty of ServiceMaster herein ("Losses"), provided, that Bright Horizons makes a written claim for
            --------
indemnification by ServiceMaster before the expiration of the survival period of the representation or warranty which is alleged to have been breached.

     (c) ServiceMaster shall not be obligated to indemnify Bright Horizons for a Loss unless: (i) the Loss is an Indemnifiable Loss and (ii) the aggregate amount of all Losses (both Indemnifiable Losses and Nominal Losses) has become greater than $50,000, in which case ServiceMaster shall be obligated to indemnify Bright Horizons for the aggregate amount of all Losses. In order to determine the extent to which the foregoing "basket amount" has been used up, Bright Horizons agrees to give ServiceMaster notice from time to time of the existence of Losses which Bright Horizons considers to be applicable against the basket amount. ServiceMaster shall have the right to contest such determination. In the event of a disagreement between the parties regarding the occurrence of a Loss, the parties shall confer and make a good faith effort to resolve the matter by mutual agreement.

     (d) Subject to the provisions of this Section 12.4 other than Sections 12.4(b) and (c), ServiceMaster agrees to indemnify and hold Bright Horizons and GreenTree and their officers and directors of GreenTree and Bright Horizons harmless from and against --

     (1) any and all losses, damages, claims and liabilities and/or expenses incurred by Bright Horizons or GreenTree which have their origin in tort or negligence claims asserted by third parties in respect of actions or failures to take action by GreenTree personnel in the Child Care Business as conducted by GreenTree prior to the Closing Date;

     (2) any and all payments for taxes, and any interest and penalties relating thereto, made by or for the account of GreenTree which are attributable to any year ending prior to the year 1995 or to that portion of the year 1995 which commenced on January 1, 1995 and ended on the Closing Date;

     (3) any and all payments for amounts due under any leases which are attributable to a period or periods ending on or prior to the Closing Date, provided that ServiceMaster's obligation under this item (3) shall expire on June 30, 1996;

     (4) any and all losses, damages, claims and liabilities and/or expenses incurred by Bright Horizons or GreenTree which are in the nature of a claim for which the EEOC or comparable state agency would have jurisdiction;

     (5) any and all workers compensation claims with respect to a period or periods ending on or prior to the December 31, 1995; and

     (6) any and all losses, damages, claims and liabilities and/or expenses incurred by Bright Horizons or GreenTree as a result of the failure of ServiceMaster to comply with the last sentence of 7.16(a).

     (e) Subject to the provisions of this Section 12.4, other than Sections 12.4(b) and (c), the following special indemnity provisions shall apply with respect to accounts payable of GreenTree:

     (1) ServiceMaster agrees to reimburse Bright Horizons (or GreenTree, if Bright Horizons directs) for the amount of all invoices received by GreenTree which relate to the delivery of goods or services received prior to November 1, 1995 (which have not been paid prior to the November 30, 1995);

     (2) ServiceMaster shall not be responsible for, and shall not reimburse GreenTree or Bright Horizons for, the amount of invoices received by GreenTree which relate to the delivery of goods or services received by GreenTree after October 31, 1995 and prior to December 1, 1995 (which have not been paid prior to November 30, 1995) if and to the extent that the cumulative amount of such invoices is less than or equal to $125,000;

     (3) ServiceMaster shall be responsible for, and shall reimburse GreenTree or Bright Horizons for, the amount of invoices received by GreenTree after November 30, 1995 which relate to the delivery of goods or services received by GreenTree after October 31, 1995 and prior to December 1, 1995 (which have not been paid prior to November 30, 1995) if and to the extent that the cumulative amount of such invoices exceeds $125,000.

     (f) Any and all claims for indemnification under this Section 12.4 shall be made in writing as soon as practicable after Bright Horizons becomes aware of such claim, describing in detail the nature of and the grounds for the claim and a good faith estimate of the amount claimed, provided, that a failure to provide such notice shall not affect the indemnification provided hereunder except to the extent that ServiceMaster has been actually prejudiced as a result of such failure. ServiceMaster shall pay to Bright Horizons any amounts to which Bright Horizons is entitled as indemnification hereunder as soon as practicable and in no event later than thirty (30) days after the claim for such indemnification has been submitted by Bright Horizons to ServiceMaster without objection by ServiceMaster, or if such claim is disputed by ServiceMaster, as soon as practicable after such dispute is resolved and in no event later than thirty
(30) days after the execution of a valid and binding settlement agreement between the claimant and GreenTree or the entry of a valid and final award by a court of competent jurisdiction. Notwithstanding the foregoing, Bright Horizons, at its election, shall be entitled to offset an amount equal to the amount of indemnification to which it is entitled from ServiceMaster pursuant to this
Section 11 from any payment due ServiceMaster pursuant to the Note.

     (g) The amount of any Loss shall be calculated after taking into account any tax benefits which may be realized under any applicable law by Bright Horizons or GreenTree on account of the Loss.

     (h) Any indemnification of Losses under this Agreement shall be considered a reduction of the Purchase Price, and such reduction of the Purchase Price shall be the sole and exclusive remedy for any claim by Bright Horizons in connection with the transactions arising out of this Agreement and Bright Horizons hereby waives all other rights it may have in respect thereof. If and to the extent that Bright Horizons has offset any part of its obligations under the Note and the means of collecting an amount due from ServiceMaster under this
Section 12, then the Purchase Price shall be considered to have been reduced to that extent for purposes of this Section 12.(g). This Section 12.4(g) does not apply to indemnification under Section 12.4(d)-(e) or to any matter involving fraud or intentional misrepresentation.

     (i) Except for the matters described in Section 12.4(d)-(e), any and all obligations of ServiceMaster to indemnify Bright Horizons in respect of any claims hereunder shall terminate at the end of the survival period for the underlying representation or warranty, except for pending claims for indemnification.

13.  PROCEDURE REGARDING THIRD PARTY CLAIMS

     13.1 Obligations of Bright Horizons.  Whenever Bright Horizons becomes
          ------------------------------
aware of any claim, suit, action or proceeding by a third party against GreenTree which may give rise to a Loss which is indemnifiable under Section 11, Bright Horizons shall:

     (a) Not make any admission of liability, agreement or compromise to or with any person, entity or authority in relation thereto without the prior written consent of ServiceMaster, which consent shall not be unreasonably withheld;

     (b) Permit ServiceMaster and its professional advisors to have access to the personnel of GreenTree and to any relevant accounts, documents and records within the possession or control of GreenTree to enable ServiceMaster and its professional advisors to assess the merits and potential liability in respect of such claim, suit, action or proceeding and to take copies or photographs of such relevant accounts, documents and records at their own expense; provided,
                                                               --------
however, that notwithstanding the foregoing ServiceMaster shall have no rights
-------
under this Section 12 if Bright Horizons shall agree to discharge and release ServiceMaster from its indemnification obligation hereunder in respect of the Loss or portion thereof which arises out of such claim, suit action or proceeding; and

     (c) Upon the request of ServiceMaster, tender the defense of any such claim, suit, action or proceeding to ServiceMaster, in which event ServiceMaster shall assume the entire liability and obligation in respect of such claim, suit, action or proceeding and shall be relieved of its indemnification obligations under Section 11 for any and all Losses resulting from such claim, suit, action or proceeding which are incurred after ServiceMaster has assumed such defense.

14.  MISCELLANEOUS

     14.1 Entire Agreement.  This Agreement, including all Exhibits and
          ----------------
Schedules, supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof, and contains the entire agreement between such parties with respect to the transaction contemplated hereby.

     14.2 Amendments and Waivers.
          ----------------------

     (a) No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by Bright Horizons and by ServiceMaster.

     (b) No waiver by either party of any default, misrepresentation or breach of warranty or covenant shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant.

     (c) This Agreement may be amended only pursuant to a written instrument executed by both parties.

     14.3 Parties in Interest. This Agreement shall be binding upon and
          -------------------
inure to the benefit of the parties and may not be assigned by any party hereto without the prior written consent of the other parties.

     14.4 Notices.  Any and all notices, consents and other communications to be
          -------
provided hereunder shall be provided in accordance with the following notice information:

If to ServiceMaster, to:

     The ServiceMaster Company
     One ServiceMaster Way
     Downers Grove, IL 60515

     Attn:  Robert D. Erickson
     President, International and
       New Business Development

     Fax number: (708) 271-5870

If to Bright Horizons, to:

     Bright Horizons Children's Centers, Inc.
     One Kendall Square - Building 200
     Cambridge, MA 02139

     Attn:  Roger H. Brown
     Chief Executive Officer

With a copy to:

     Ropes & Gray
     One International Place
     Boston, MA 02110

     Attn:  Alfred O. Rose, Esq.


     14.5 Costs.
          -----

     (a) ServiceMaster and Bright Horizons will each bear their own fees and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

     (b) ServiceMaster represents and warrants that GreenTree has not borne, and GreenTree will not bear, any of ServiceMaster's costs and expenses (including any of their legal or accounting fees and expenses) in connection with this Agreement or any of the transactions contemplated hereunder.

     14.6 Press Release.  The parties agree that a special press release shall
          -------------
be issued jointly by the parties on the Closing Date.

     14.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     14.8 Incorporation of Exhibits and Schedule.  The Exhibits and Schedules
          --------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     14.9 Construction.
          ------------

     (a) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     (b) The parties intend that each representation, warranty or covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE SERVICEMASTER COMPANY LIMITED PARTNERSHIP

By: ServiceMaster Management Corporation
          (general partner)

     By: ________________________________
         Its

BRIGHT HORIZONS CHILDREN'S CENTERS, INC.

By: ________________________________
     Its

                                  SCHEDULE 2-1
                                  ------------

                      Exceptions to Accounting Principles
                      -----------------------------------

The accounting principles utilized by GreenTree have deviated from United States generally accepted accounting principles with respect to the following matters:



          Accounting for leases in accordance with FASB 13

          Cash flow statements

          Footnotes and other presentation items

          Parent vacations

          Employee vacations

          Accounts payable



The Most Recent Interim Financial Statements and the Closing Balance sheet have been prepared as described in Section 7.7(b) and Section 7.7(c). These statements are therefore not totally consistent with the Financial Statements for 1994.

                                  SCHEDULE 2-3

                           Purchase Price Allocation
                           -------------------------


               The Purchase Price shall be allocated as follows:

                    Tangible assets:               $3,000,000

                    Non-Competition Agreement:     $2,000,000

                    ServiceMaster Contracts        $1,000,000 *


(If the Purchase Price is adjusted so that it is not $6,000,000, then the amount of the Purchase Price which is allocated to the ServiceMaster Contracts will be the Purchase Price minus $5,000,000).